Exhibit 1.01
West Pharmaceutical Services, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2021

Company Overview

This Conflict Minerals Report (the “Report”) of West Pharmaceutical Services, Inc. (the “Company” or “West”) has been prepared pursuant to Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934 for the period from January 1, 2021 to December 31, 2021. Unless the context indicates otherwise, “West,” “we,” “us,” “its” and “our” refer to West Pharmaceutical Services, Inc. and its subsidiaries.
West Pharmaceutical Services, Inc. is a leading global manufacturer in the design and production of technologically advanced, high-quality, integrated containment and delivery systems for injectable drugs and healthcare products. Our products include a variety of primary packaging, containment solutions, reconstitution and transfer systems, and drug delivery systems, as well as contract manufacturing, analytical lab services and integrated solutions.

Supply Chain

In 2021, consistent with previous years, we determined that the only products for which West sourced columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives (tantalum, tin and tungsten) (“3TGs”) that are necessary to their functionality or production (“Covered Products”) are those in our SmartDose ® On-Body Delivery System (“System”), which is designed for controlled, subcutaneous delivery of high-volume drugs with a range of viscosities. Our System contains electronic circuitry in the form of a printed circuit board assembly (“PCBA”) and a motor. West uses a contract manufacturer to produce the PCBA and an outside supplier for the motor.
As a downstream company, West purchases the materials and components for our System from third parties. We do not have direct relationships with smelters or refiners that produce the 3TGs within our supply chain and do not control any mineral reserves. Thus, any 3TGs that are potentially present in any of our products would have originated solely from our purchases from third parties.
Conflict Minerals Program

West is committed to working within our global supply chain to help ensure compliance with the Rule. In 2021, we continued to develop our conflict minerals compliance program (“Program”) and follow the framework established by the Organization for Economic Cooperation and Development (“OECD”) as tailored for downstream companies.
Our Program endeavors to identify whether the 3TGs in our Covered Products originated in the Democratic Republic of the Congo or an adjoining country (the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola) (each, a “Covered Country,” and collectively, the “Covered Countries”), or whether any of the 3TGs in our Covered Products were from recycled or scrap sources.
In 2021, our Conflict Minerals Steering Committee (“Steering Committee”), consisting of members of our Procurement, Legal, Finance, Regulatory Affairs, Research and Development and Compliance groups, oversaw improvements to our due diligence process for determining the origination of the 3TGs in our System. We increased the resources dedicated to our due diligence efforts, updated and further disseminated our Business Partner Code of Conduct, which includes West’s position statement related to Conflict Minerals, and continued to include language related to conflict minerals in new supply agreements and questionnaires. West’s Business Partner Code of Conduct is a public document available at https://www.westpharma.com/about-west/corporate-responsibility/compliance-and-ethics. Information on our website does not constitute part of this document. We continued our efforts within the System’s supply chain to enhance the quality of the data provided to us. Our Program is implemented by our Procurement and Regulatory Affairs groups, and our senior management is informed periodically of the progress.

Description of West’s Reasonable Country of Origin Inquiry

Once we determined that the only products for which West sourced 3TGs that are necessary to functionality or production are those that make up our System, we conducted a reasonable country of origin inquiry (“RCOI”) West believes to be reasonably designed to determine in good faith whether any of the 3TGs in our System originated in the Covered Countries or were from recycled or scrap sources.

In conducting our RCOI, we first performed a supply chain survey of the direct suppliers of the System components to obtain information on the origin of 3TGs contained in the materials supplied to us. The supply chain survey was implemented and administered by our Procurement group. The survey requested general disclosures, the identification of any 3TGs contained in the supplier’s products and the origin of those minerals by employing the template developed by the Responsible Minerals Initiative (“RMI”), known as the Conflict Minerals Reporting Template (“CMRT”). Although 100% of suppliers still in operation responded to our survey, not all the information requested was provided. In one case, the Company relied on a CMRT received from a supplier that was no longer operational in 2021, but produced components that were previously purchased and used by West in the manufacture of the System in 2021.

Due Diligence Process
Following our RCOI, we conducted a due diligence review of the source and chain of custody of the 3TGs contained in our Covered Products and the facilities’ Smelters or Refiners (“SORs”) in which they were processed. Our due diligence measures were designed to conform in all material respects with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for 3TGs.
As part of this due diligence, we implemented management systems to identify and reduce risk in our supply chain regarding conflict minerals. Our management systems include enhanced communication with and education of our suppliers, improved tracking mechanisms and increased employee instruction to raise awareness of our position on conflict minerals. These efforts were also designed to help ensure the supply chain survey reached all relevant suppliers and we received adequate responses. We evaluated the responses against criteria designed to identify those suppliers that warranted further investigation, including for example, untimely, inconsistent or incomplete responses, requests for confidentiality, missing or erroneous data, whether the supplier was U.S. publicly held, the size of the supplier’s business and the material supplied to us. As appropriate, we followed up directly with suppliers, and in some cases, the suppliers of our suppliers, whose responses required additional information.
As a downstream purchaser of 3TGs, or components containing 3TGs, our diligence procedures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of such materials. Our diligence processes are dependent on the necessity of obtaining data from our direct and indirect suppliers who are themselves seeking similar information within their supply chains to identify the original sources of 3TGs. We also rely, to a large extent, on information collected and provided by third parties. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.
Conclusion

Our SmartDose ® On-Body Delivery System is subject to the reporting obligations of the Rule. After conducting a good faith RCOI and due diligence, we have concluded that the System contains 3TGs that are necessary to their functionality or production, and based on the information provided to us by our suppliers related to most of the possible smelters in our supply chain, either (a) the sources of the 3TGs contained in our System are certified conformant by RMI through its Responsible Minerals Assurance Process (“RMAP”) or are actively seeking conformance by RMAP, or (b) the 3TGs contained in our System are not sourced from the Covered Countries.
The RMAP implements a risk-based audit program to verify that smelter and refinery efforts are demonstrating due diligence capable of producing responsibly sourced products. The audit program confirms that the smelter facility has participated in procedures that illustrate responsible purchasing and company management processes. All smelters provided by our suppliers have been identified, however, not all suppliers identified 100% of smelters in their supply chain nor have they all provided product specific CMRTs to allow West to determine whether the components we purchase contain 3TGs that are sourced from the Covered Countries. Specifically, one supplier listed a smelter in its supply chain that is neither conformant nor actively seeking conformance by RMAP and is in a Covered Country. This information was provided in that supplier’s company-wide CMRT, not a product specific CMRT, so West is unable to state whether that smelter is in our supply chain. Together, these factors lead us to conclude that we are unable to determine the country of origin (or recycled or scrap status) of all 3TGs in our supply chain.
West surveyed 57 direct and indirect suppliers of the components of our System and obtained information related to 100% of those suppliers. In addition, as noted above, the Company relied on a CMRT provided previously by a now-defunct supplier for components purchased before 2021 but used in the manufacture of the System in 2021. In total, the suppliers identified 324 smelters as possible sources for the 3TGs contained in our System. West conducted due diligence on these smelters to determine whether they are conformant under the RMAP assessment protocols of the RMI (“RMAP Conformant”) or actively seeking conformance. Smelters are considered actively seeking conformance if they have committed to undergo the RMAP audit. Of the 324, West identified 231 as RMAP Conformant and an additional 10 that are reported by RMI as actively seeking conformance.
West conducted additional due diligence on the remaining 83 smelters and determined that, although they are not currently certified by a third party, 71 of the 83 smelters are on the CMRT Revision 6.01, effective 19 May 2020 and the other 12 were listed on the CMRT Revision 5.12, effective 26 April 2019. West also determined that 20 of the 83 smelters were listed as conformant or active in 2020, 11 were listed as conformant in 2019, and in 2018, 1 was listed as conformant and 1 was listed as active.
Table 1 below represents, by mineral, the total number of SORs identified and the percentage that are RMAP conformant or are actively seeking RMAP conformance. See Appendix 1 for a list of these SORs by name.

Table 1. Smelters or Refiners RMAP conformant or are actively seeking RMAP conformance

Gold	103 of 156 (66.03%)
Tantalum	37 of 38 (97.37%)
Tin	59 of 85 (69.41%)
Tungsten	42 of 45 (93.33%)
Total	241 of 324 (74.38%)

Risk Mitigation

Since December 31, 2020, West has taken the following steps to help mitigate the risk that the 3TGs in our Covered Products could benefit armed groups in the Covered Countries:
•Our direct materials supplier screening process continued the collection of information regarding 3TGs from potential new and current suppliers of products or components. As part of this process, we continued to provide information and clarity to suppliers where necessary to enhance their understanding and responses.

•We expanded our Steering Committee again in 2021 to include our Research and Development function and invested more time and resources in our process. The Steering Committee continued to meet regularly to: (i) ensure the management systems are adequate; (ii) review the status of the RCOI and due diligence process; (iii) discuss what actions West should take to help mitigate risk; and (iv) report the status of West’s Conflict Minerals program to senior management periodically.

•We continued to educate our direct suppliers on the importance of the RCOI process and our Company’s expectations through direct communication and further distribution of our Business Partner Code of Conduct. We further improved our direct supplier surveys and due diligence and implemented an escalation process that resulted in a 100% supplier survey response rate of those suppliers that are still operating. We enhanced our tracking mechanisms using a digital platform and increased employee education. These efforts were designed to help ensure the supply chain survey reached all relevant suppliers and adequate responses were received. We evaluated the responses against criteria designed to identify those suppliers that warrant further investigation, including for example, untimely, inconsistent or incomplete responses, requests for confidentiality, missing or erroneous data, whether the supplier was a U.S. publicly-held company, the size of the supplier’s business and the material supplied to us. As appropriate, we followed up directly with suppliers, and in some cases, the suppliers of our suppliers, whose answers required us to obtain additional information. We have also followed up with all suppliers who indicated they may source material from Covered Countries in efforts to further educate them regarding West's position on conflict minerals.

•We maintained direct avenues of communication and access to our Integrity Helpline on our external website so individuals can raise matters of concern about how we are conducting our business. In addition to the Helpline, we provide a direct email address through which suppliers and others may direct questions to our Steering Committee about our Program.

APPENDIX 1

Smelters or Refiners RMAP conformant or are actively seeking RMAP conformance1

MINERAL	SMELTER OR REFINER NAME	COUNTRY LOCATION
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC*	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineracăo	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS*	COLOMBIA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.*	INDIA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
1 This list includes SORs that are RMAP Conformant or actively seeking RMAP conformance. SORs actively seeking conformance are designated with an asterisk (*).

Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Meta Materials	NORTH MACEDONIA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineraco Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo*	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Timah Nusantara*	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas*	BRAZIL

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.*	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA